Exhibit 99.1

Press Release

Spirit Realty Capital, Inc.

Announces Second Quarter of 2019

Financial and Operating Results

- Invested $293 Million in Acquisitions and Revenue Producing Capital Expenditures -

- Entered Forward Contract to Issue 11.5 Million Shares at $41.00 per Share -

- Issued $400 Million of 4.00% Senior Unsecured Notes Due 2029 -

- Generated Net Income of $0.49 per Share, FFO of $0.66 per Share and AFFO of $0.86 per Share -

Dallas, TX— August 7, 2019 —Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit" or the "Company"), a premier net-lease real estate investment trust ("REIT") that invests in single-tenant, operationally essential real estate, today reported its financial and operating results for the second quarter ended June 30, 2019.

SECOND QUARTER 2019 HIGHLIGHTS

•	Invested $292.9 million, including $286.9 million for the acquisition of 104 properties, with an initial weighted average cash yield of 6.85% and an economic yield of 7.85%.
•

Entered an underwritten public offering of 11.5 million shares of common stock, all of which were borrowed and sold by forward purchasers at a public offering price of $41.00 per share. As of June 30, 2019, Spirit had issued 1.9 million shares to partially settle the related forward contracts, generating gross proceeds of $76.0 million.

•

Issued an additional 1.4 million shares of common stock under the Company's At-the-Market Program ("ATM Program"), generating gross proceeds of $57.4 million, during the three months ended June 30, 2019.

•	Issued $400 million of Spirit Realty, L.P.’s 4.00% Senior Unsecured Notes due 2029.
•	Generated net income from continuing operations of $0.49 vs $0.26 per diluted share, FFO of $0.66 vs $0.80 per share and AFFO of $0.86 vs $1.02 per share, compared to the same quarter in 2018.
•	Received an upgraded rating from BBB- to BBB/stable from S&P's Global Ratings.
•	Disposed of 18 properties for $130.6 million in gross proceeds, with an overall weighted average capitalization rate of 7.20% on eight income producing properties.
•	Maintained strong operating results, including portfolio occupancy of 99.6% as of June 30, 2019 and same store Contractual Rent growth of 1.3%.
•	Had corporate liquidity of $810.0 million as of June 30, 2019, comprised of availability under the unsecured revolving credit facility and cash and cash equivalents.

CEO COMMENTS

“Spirit had a very productive quarter on all fronts as we continued to build on the momentum that started earlier this year. We accessed the capital markets to materially enhance our balance sheet and position us for growth, issuing $133 million of equity and $400 million in unsecured senior notes. We deployed $293 million for the acquisition of 104 properties and revenue producing capital expenditures, guided by our proprietary investment tools, while demonstrating consistent operations. We also retired one of our two remaining tranches of convertible notes and all our remaining Master Trust 2013 notes, unencumbering 267 properties and extending our weighted average debt maturities to 5.2 years. Finally, we are excited about the previously announced proposed sale of SMTA’s Master Trust 2014 assets and the ultimate wind down of that company. This quarter marked the final turning point for Spirit to realize what we set out to achieve two years ago, to achieve a competitive cost of capital. This is a result of becoming a simple, pure-play triple net REIT that can provide predictable earnings and dividend growth for investors," stated Jackson Hsieh, President and Chief Executive Officer.

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FINANCIAL RESULTS

Total revenues from continuing operations for the three months ended June 30, 2019 were $115.7 million, compared to $102.5 million for the same period in 2018. Total revenues from continuing operations for the six months ended June 30, 2019 were $228.3 million, compared to $206.0 million for the same period in 2018.

Net income attributable to common stockholders for the three months ended June 30, 2019 was $43.1 million, or $0.49 per diluted share, compared to $14.6 million, or $0.17 per diluted share, for the same period in 2018. Net income attributable to common stockholders for the six months ended June 30, 2019 was $84.1 million, or $0.96 per diluted share, compared to $42.7 million, or $0.50 per diluted share, for the same period in 2018.

FFO for the three months ended June 30, 2019 was $58.2 million, or $0.66 per diluted share, compared to $69.0 million, or $0.80 per diluted share, for the same period in 2018. FFO for the six months ended June 30, 2019 was $135.3 million, or $1.55 per diluted share, compared to $174.3 million, or $1.99 per diluted share, for the same period in 2018.

AFFO for the three months ended June 30, 2019 was $75.9 million, or $0.86 per diluted share, compared to $87.1 million, or $1.02 per diluted share, for the same period in 2018. AFFO for the six months ended June 30, 2019 was $149.7 million, or $1.72 per diluted share, compared to $182.4 million, or $2.09 per diluted share, for the same period in 2018.

PORTFOLIO HIGHLIGHTS

•

During the three months ended June 30, 2019, Spirit invested $286.9 million in the acquisition of 104 properties through nine transactions, with an initial weighted-average cash yield of approximately 6.84%, an economic yield of 7.85% and a weighted average lease term of 15.6 years. Additionally, the Company invested $6.0 million in revenue producing capital expenditures related to 11 existing properties.

•

During the three months ended June 30, 2019, Spirit disposed of 18 properties for $130.6 million in gross proceeds, including the sale of eight income producing properties for $98.7 million, with a weighted average capitalization rate of 7.20%.

•

During the six months ended June 30, 2019, Spirit invested $447.1 million in the acquisition of 126 properties through 15 transactions, with an initial weighted-average cash yield of approximately 6.91%, an economic yield of 7.99% and a weighted average lease term of 15.3 years. Additionally, the Company invested $24.3 million in revenue producing capital expenditures related to 16 existing properties.

•

During the six months ended June 30, 2019, Spirit disposed of 25 properties for $177.1 million in gross proceeds, including the sale of 12 income producing properties for $134.9 million, with a weighted average capitalization rate of 7.29%. One of the disposed properties was transferred to the CMBS lender, resulting in the resolution of $10.4 million in secured debt.

At June 30, 2019, Spirit's diversified real estate portfolio was occupied at 99.6% and was comprised of 1,563 owned properties, of which seven were vacant, and 43 properties securing mortgage loans.

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BALANCE SHEET, LIQUIDITY & CAPITAL MARKETS

•

Generated gross proceeds of $167.4 million through issuance of 4.2 million shares of common stock during the six months ended June 30, 2019, comprised of $76.0 million for the issuance of 1.9 million shares to partially settle forward contracts related to the underwritten public offering and $91.4 million for the issuance of 2.3 million shares under the ATM Program. Additional estimated net proceeds of $374.6 million from the issuance of the remaining 9.6 million shares under open forward contracts related to the underwritten public offering are available to be settled.

•	On June 27, 2019, Spirit Realty, L.P. issued $400 million of 4.00% Senior Unsecured Notes due 2029, which are unconditionally guaranteed by Spirit Realty Capital, Inc.
•

On June 20, 2019, extinguished the Master Trust 2013 notes with a remaining outstanding balance of $158.5 million, increasing the number of unsecured owned properties by 267. Unencumbered Assets totaled $4.82 billion as of June 30, 2019, representing approximately 89.3% of Spirit's Real Estate Investment.

•

On May 15, 2019, the $402.5 million aggregate principal amount of 2.875% 2019 Convertible Notes matured and were settled in cash. Cash was primarily provided by fully drawing the $400.0 million of delayed draw A-2 Term Loans, which bear interest at LIBOR plus an applicable margin of 1.00% per annum.

•	On May 10, 2019, Spirit received an upgraded rating from BBB- to BBB/stable from S&P's Global Ratings.
•	As of June 30, 2019, Adjusted Debt to Annualized Adjusted EBITDAre was 5.1x.
•	As of August 5, 2019, Spirit had approximately $15.0 million in cash and cash equivalents and $800.0 million of available borrowing capacity under its unsecured credit facility.
•	As of August 5, 2019, Spirit had an outstanding share count of 90,108,177.

DIVIDEND

The Board of Directors declared a quarterly cash dividend of $0.625 per common share, representing an annualized rate of $2.50 per common share. The Board of Directors also declared a quarterly cash dividend of $0.375 per preferred share. The quarterly common dividend was paid on July 15, 2019 to shareholders of record as of June 28, 2019 and the preferred dividend was paid on June 28, 2019 to shareholders of record as of June 14, 2019.

2019 GUIDANCE

The Company is revising its full-year guidance for 2019:

•	AFFO of $3.39 to $3.43 per share (assumes a full year of related party fee income and preferred dividend income from SMTA, rents from Pilot Travel Centers and income from Master Trust 2014 notes),
•	AFFO adjustment for impact of SMTA’s proposed sale of Master Trust 2014 assets: $(0.12) (1)
•	AFFO of $3.27 to $3.31 per share (1)
•	Capital deployment of $700.0 million to $900.0 million (comprising acquisitions, revenue producing capital expenditures and development deals),
•	Asset dispositions of $225.0 million to $275.0 million (excluding expected proceeds from the disposition of Pilot Travel Centers related to the proposed Master Trust 2014 transaction), and
•	Adjusted Debt to Adjusted EBITDAre of 5.0x to 5.4x.
(1)	Assumes 9/20/19 close of Master Trust 2014 transaction. Expected results of the transaction include:
-	Reduction in related party fees from terminating the Asset Management Agreement and executing an interim agreement for $1.0 million in fees for the initial one-year term;
-	Reduction in related party fees from terminating the Property Management and Services Agreement;
-	Loss of preferred dividend income from SMTA as a result of SMTA repurchasing the preferred equity investment in SMTA;
-	Loss of interest income as a result of SMTA’s retirement of the Master Trust 2014 notes; and
-	Loss of rental income from the related sale of the Pilot Travel Centers, net of interest expense upon extinguishment of related party note payable.

The Company does not provide a reconciliation for its guidance range of AFFO per diluted share to net income available to common stockholders per diluted share, the most directly comparable forward looking GAAP financial measure, due to the inherent variability in timing and/or amount of various items that could impact net income available to common stockholders per diluted share, including, for example, gains/losses on debt extinguishment, impairments and other items that are outside the control of the Company.

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EARNINGS WEBCAST AND CONFERENCE CALL TIME

The Company's second quarter 2019 earnings conference call is scheduled for Wednesday, August 7, 2019 at 9:30am Eastern Time. Interested parties can listen to the call via the following:

Internet:	Go to www.spiritrealty.com and select the investor relations page at least 15 minutes prior to the start time of the call in order to register, download and install any necessary audio software.

Phone:	No access code required.

(877) 407-9208 (Domestic) / (201) 493-6784 (International)

Replay:	Available through August 21, 2019 with access code 13692515.

(844) 512-2921 (Domestic) / (412) 317-6671 (International)

SUPPLEMENTAL PACKAGES

A supplemental financial and operating report and associated addenda that contain non-GAAP measures and other defined terms, along with this press release, have been posted to the investor relations page of the Company's website at www.spiritrealty.com.

ABOUT SPIRIT REALTY

Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in high-quality, operationally essential real estate, subject to long-term, net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial, office and other properties.

As of June 30, 2019, our diversified portfolio was comprised of 1,563 owned properties and 43 properties securing mortgage loans made by the Company. Our owned properties, with an aggregate gross leasable area of 29.3 million square feet, are leased to 255 tenants across 48 states and 32 industries. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.

INVESTOR CONTACT

Investor Relations

(972) 476-1403

InvestorRelations@spiritrealty.com

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this press release, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the CPI; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT

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under the Internal Revenue Code of 1986, as amended; the ability of SMTA to satisfy the conditions to closing the proposed sale of the assets held in Master Trust 2014 (including its ability to obtain shareholder approval of such transaction); the timing of the completion of the sale of the Master Trust 2014 assets; Spirit's ability to manage and liquidate the remaining SMTA assets; and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES

In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report and related addenda contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Definitions of non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the Appendix of the supplemental financial and operating report, which can be found in the investor relations page of our website.

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SPIRIT REALTY CAPITAL, INC.

Consolidated Statements of Operations

(In Thousands, Except Share and Per Share Data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Rental income (1)	$106,506	$98,236	$210,573	$199,743
Interest income on loans receivable	920	294	1,906	1,289
Earned income from direct financing leases	308	465	704	930
Related party fee income	7,249	2,219	14,176	2,219
Other income	762	1,245	979	1,817
Total revenues	115,745	102,459	228,338	205,998
Expenses:
General and administrative	13,833	13,520	27,014	28,810
Property costs (including reimbursable)	4,407	4,806	9,561	10,357
Deal pursuit costs	173	70	244	117
Interest	25,176	23,548	51,787	46,601
Depreciation and amortization	41,342	39,942	82,691	80,636
Impairments	3,607	1,478	7,299	4,975
Total expenses	88,538	83,364	178,596	171,496
Other income:
(Loss) gain on debt extinguishment	(14,676)	5,509	(5,893)	27,092
Gain (loss) on disposition of assets	29,776	(860)	38,506	391
Preferred dividend income from SMTA	3,750	1,250	7,500	1,250
Total other income	18,850	5,899	40,113	28,733
Income from continuing operations before income tax expense	46,057	24,994	89,855	63,235
Income tax expense	(320)	(177)	(540)	(340)
Income from continuing operations	45,737	24,817	89,315	62,895
Loss from discontinued operations	—	(7,653)	—	(15,013)
Net income	$45,737	$17,164	$89,315	$47,882
Dividends paid to preferred shareholders	(2,588)	(2,588)	(5,176)	(5,176)
Net income attributable to common stockholders	$43,149	$14,576	$84,139	$42,706

Net income per share attributable to common stockholders - basic:
Continuing operations	$0.49	$0.26	$0.97	$0.65
Discontinued operations	—	(0.09)	—	(0.15)
Net income per share attributable to common stockholders - basic	$0.49	$0.17	$0.97	$0.50

Net income per share attributable to common stockholders - diluted:
Continuing operations	$0.49	$0.26	$0.96	$0.65
Discontinued operations	—	(0.09)	—	(0.15)
Net income per share attributable to common stockholders - diluted	$0.49	$0.17	$0.96	$0.50

Weighted average shares of common stock outstanding:
Basic	87,001,987	85,627,324	86,253,698	87,291,718
Diluted	87,890,699	85,804,263	86,779,297	87,403,230

(1) Included in rental income is $0.6 million of net bad debt expense recoveries for the three months ended June 30, 2019 and $0.3 million of bad debt expense for the six months ended June 30, 2019. There was no bad debt expense included in continuing operations for the three and six months ended June 30, 2018.

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SPIRIT REALTY CAPITAL, INC.

Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Data)

(Unaudited)

	June 30, 2019	December 31, 2018
Assets
Investments:
Real estate investments:
Land and improvements	$1,724,383	$1,632,664
Buildings and improvements	3,352,610	3,125,053
Total real estate investments	5,076,993	4,757,717
Less: accumulated depreciation	(669,696)	(621,456)
	4,407,297	4,136,261
Loans receivable, net	38,220	47,044
Intangible lease assets, net	297,749	294,463
Real estate assets under direct financing leases, net	16,371	20,289
Real estate assets held for sale, net	9,362	18,203
Net investments	4,768,999	4,516,260
Cash and cash equivalents	9,984	14,493
Deferred costs and other assets, net	119,960	156,428
Investment in Master Trust 2014	33,490	33,535
Preferred equity investment in SMTA	150,000	150,000
Goodwill	225,600	225,600
Total assets	$5,308,033	$5,096,316

Liabilities and stockholders’ equity
Liabilities:
Revolving credit facilities	$—	$146,300
Term loans, net	814,336	419,560
Senior Unsecured Notes, net	691,940	295,767
Mortgages and notes payable, net	286,312	463,196
Convertible Notes, net	333,427	729,814
Total debt, net	2,126,015	2,054,637
Intangible lease liabilities, net	118,477	120,162
Accounts payable, accrued expenses and other liabilities	134,081	119,768
Total liabilities	2,378,573	2,294,567
Commitments and contingencies

Stockholders’ equity:
Preferred stock and paid in capital, $0.01 par value, 20,000,000 shares authorized: 6,900,000 shares issued and outstanding at both June 30, 2019 and December 31, 2018	166,177	166,177
Common stock, $0.05 par value, 175,000,000 shares authorized: 90,110,727 and 85,787,355 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	4,506	4,289
Capital in excess of common stock par value	5,165,396	4,995,697
Accumulated deficit	(2,385,685)	(2,357,255)
Accumulated other comprehensive loss	(20,934)	(7,159)
Total stockholders’ equity	2,929,460	2,801,749
Total liabilities and stockholders’ equity	$5,308,033	$5,096,316

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

FFO and AFFO

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income attributable to common stockholders	$43,149	$14,576	$84,139	$42,706
Add / (less):
Portfolio depreciation and amortization	41,200	53,838	82,407	115,814
Portfolio impairments	3,607	1,349	7,299	15,918
Gain on disposition of assets	(29,776)	(722)	(38,506)	(117)
FFO attributable to common stockholders	$58,180	$69,041	$135,339	$174,321
Add / (less):
Loss (gain) on debt extinguishment	14,676	(5,401)	5,893	(26,729)
Deal pursuit costs	173	408	244	456
Transaction costs	—	16,033	—	19,965
Non-cash interest expense	3,694	6,263	8,431	13,804
Accrued interest and fees on defaulted loans	—	295	285	851
Straight-line rent, net of related bad debt expense	(4,485)	(4,187)	(7,392)	(8,644)
Other amortization and non-cash charges	(270)	(89)	(595)	(694)
Non-cash compensation expense	3,883	4,739	7,461	9,105
AFFO attributable to common stockholders	$75,851	$87,102	$149,666	$182,435

Dividends declared to common stockholders	$56,318	$77,143	$110,572	$155,724
Dividends declared as a percent of AFFO	74%	89%	74%	85%
Net income per share of common stock
Basic (1)	$0.49	$0.17	$0.97	$0.50
Diluted (1)	$0.49	$0.17	$0.96	$0.50
FFO per share of common stock
Diluted (1)	$0.66	$0.80	$1.55	$1.99
AFFO per share of common stock
Diluted (1)	$0.86	$1.02	$1.72	$2.09

Weighted average shares of common stock outstanding:
Basic	87,001,987	85,627,324	86,253,698	87,291,718
Diluted	87,890,699	85,804,263	86,779,297	87,403,230

(1) For the three months ended June 30, 2019 and 2018, dividends paid to unvested restricted stockholders of $0.2 million and $0.3 million, respectively, are deducted from FFO and AFFO attributable to common stockholders in the computation of per share amounts. For the six months ended June 30, 2019 and 2018, dividends paid to unvested restricted stockholders of $0.5 million and $0.7 million, respectively, are deducted from FFO and AFFO attributable to common stockholders in the computation of per share amounts.

For the three months ended June 30, 2019, undistributed earnings allocated to unvested restricted stockholders of $0.1 million are deducted from AFFO attributable to common stockholders in the computation of the per share amount. For the six months ended June 30, 2019, undistributed earnings allocated to unvested restricted stockholders of $0.1 million and $0.2 million are deducted from FFO and AFFO, respectively, attributable to common stockholders in the computation of per share amounts. For the six months ended June 30, 2018, undistributed earnings allocated to unvested restricted stockholders of $0.1 million are deducted from both FFO and AFFO attributable to common stockholders in the computation of per share amounts.

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